                                                                  EXHIBIT 10.16


                                         MANAGEMENT CONSULTING AGREEMENT dated
                                    as of July 2, 1997, between ADVANCED
                                    ACCESSORY SYSTEMS CANADA INC./LES SYSTEMES
                                    D'ACCESSOIRE ADVANCED CANADA INC., a
                                    corporation existing under the laws of
                                    Quebec (the "Company") and LES PLACEMENTS
                                    JEAN MAYNARD INC., a corporation existing under the laws of Canada (the
                                    "Consultant").

        Reference is made to the Asset Purchase Agreement dated as of the date hereof (as amended, the "Purchase Agreement"), among Bell Sports Corp., a Delaware corporation ("Bell Sports"), Bell Sports Canada Inc., a corporation existing under the laws of Quebec ("Bell Canada"), and the Company. Pursuant to the Purchase Agreement, the Company has acquired substantially all of the assets of the SportRack division of Bell Canada.

        WHEREAS the Company desires to retain the Consultant to perform management consulting services for the Company and the Consultant desires to perform such management consulting services for the Company upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        SECTION 1. RETENTION OF CONSULTANT.

        The Company hereby retains the Consultant as a consultant, and the Consultant hereby accepts such retention by the Company, and hereby agrees to perform such services for the Company in respect of its business, as directed by the Board of Directors of the Company ("the Board").

        SECTION 2. TERM.

        The retention of the Consultant hereunder shall be for a period (the "Initial Period") commencing on the date hereof (the "Commencement Date") and ending on June 30, 2000 or such earlier date upon which the retention of the Consultant shall terminate in accordance with the provisions hereof. Unless terminated earlier in accordance with the provisions hereof, the retention of the Consultant hereunder shall continue after the end of the Initial Period for an additional two (2) year period upon thirty (30) days written notice to the Company prior to the termination of the Initial Period from the Consultant and, if the Consultant has so exercised its right to renew its retention for such additional two (2) year period, for successive one (1) year periods unless the Company or the Consultant shall give the other party written notice to terminate such retention no later than thirty (30) days prior to the commencement of any such one (1) year period. The period commencing on the Commencement Date and ending on the date of termination of the Consultant's retention hereunder shall be called the "Term", and the date on which the Consultant's retention hereunder shall terminate shall be called the "Termination Date".

        SECTION 3. DUTIES.

           (a) The Consultant hereby acknowledges and agrees that it is an essential condition of this Agreement that the Consultant make available to the Company the services of an individual to be jointly designated in writing by the Consultant and the Company (the "Designated Person") in connection with the Consultant's performance of its services hereunder. The Consultant shall make the Designated Person available to provide such services throughout the Term and, subject to Section 3(b), on a full-time basis.

           (b) The Consultant covenants and agrees that it shall, and shall cause the Designated Person to, faithfully and diligently serve the Company during the Term and act in all respects as a good manager and administrator of the affairs of the Company, and shall, and shall cause the Designated Person to, use its/his best efforts to promote and advance the interests of the Company and, in particular, to increase the profits thereof. The Consultant shall cause the Designated Person to devote substantially all of his business time, attention and ability to the business of the Company and to be subject to and abide by the polices and procedures generally applicable to employees of the Company and/or any of its affiliates.

           (c) During the Term, the Designated Person shall serve as the President of the Company and shall advise the Company concerning such matters that relate to the business and affairs of the Company and its affiliates as the Company shall reasonably request, and shall perform such duties as are consistent therewith as the Board shall designate.

        SECTION 4.  [INTENTIONALLY OMITTED]

        SECTION 5.  COMPENSATION.

           (a) The Company (or, at the Company's option, any subsidiary or affiliate thereof) shall pay to the Consultant an annual consulting fee (the "Base Fee") during the Term of one hundred and seventy-six thousand Canadian dollars (Cnd. $176,000), payable in equal monthly installments, plus all applicable "GST" and "QST" (as such terms are defined in the Purchase Agreement).

           (b) During the Term, the Consultant shall be eligible to participate in incentive compensation or bonus plans that the Board shall implement for the Consultant, which will generally provide the Consultant the opportunity to receive an annual cash bonus in the range of up to fifty percent (50 %) of the Base Fee, subject to the achievement by the Consultant of performance goals established by the Board in its sole discretion.

        SECTION 6. BUSINESS EXPENSES: BENEFITS.

        The Company (of, at the Company's option, any subsidiary or affiliate thereof) shall reimburse the Consultant, in accordance with its practice from time to time, for all reasonable and necessary documented expenses and other disbursements incurred by the Designated Person for or on behalf of the Company in the performance of the Consultant's duties hereunder.

        SECTION 7. INVOLUNTARY TERMINATION.

           (a) If the Designated Person is incapacitated or disabled in a manner that would prevent him from performing the Consultant's duties hereunder for a period of one hundred and eighty (180) consecutive days, the Term and the retention of the Consultant under this Agreement shall cease and the Company shall have no further obligation hereunder.

           (b) If the Designated Person dies during the Term, the Term and the Consultant's retention hereunder shall cease as of the date of the Designated Person's death and the Company shall have no further obligation hereunder.

        SECTION 8. TERMINATION FOR CAUSE.

        The Company may terminate the Term and the retention of the Consultant hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving the Consultant written notice of such termination, effective immediately upon the giving of such notice to the Consultant. As used in this Agreement, "Cause" means (a) the Designated Person's (i) commission of an act (x) constituting a felony or
(y) involving fraud, theft or dishonesty which is not a felony and which materially and adversely affects the Company or could reasonably be expected to materially and adversely affect the Company, (ii) repeated failure to be reasonably available to perform the Consultant's duties, which, if curable, shall not have been cured within ten (10) business days of written notice thereof from the Company, (iii) repeated failure to follow the lawful directions of the Company, which, if curable, shall not have been cured within ten (10) business days of written notice thereof from the Company, (iv) material breach of any agreement with the Company (including the noncompete provisions set forth in Section 14 hereof) which, if curable, shah not have been cured within ten (10) business days of written notice thereof from the Company, (v) the resignation from, or termination for any reason whatsoever by, the Consultant or the Designated Person, or (b) the sale of all or substantially all of the assets of the Consultant or the occurrence of a Change of Control. As used herein, the term "Change of Control" shall mean the Designated Person ceasing to own beneficially and of record fifty-one percent (51%) of all classes of voting capital stock of the Consultant.

        SECTION 9. TERMINATION WITHOUT CAUSE.

        The Company may terminate the Term and the retention of the Consultant hereunder without Cause (such termination being hereinafter referred to as a "Termination Without Cause") by giving the Consultant written notice of such termination, which notice shall be effective on the date specified therein but not earlier than the date on which such notice is given.

        SECTION 10. EFFECT OF TERMINATION.

           (a) Upon the termination of the Term and the retention of the Consultant hereunder due to an Involuntary Termination or Termination for Cause, neither the Consultant, the Designated Person nor his beneficiary or estate shall have any, further rights or claims against the Company under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Fee provided for in Section 5(a), computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over the actual number of days of the year in which such termination occurs), (ii) any unpaid accrued benefits of the Designated Person due hereunder, and (iii) reimbursement for any expenses for which the Consultant or the Designated Person shall not have been reimbursed as provided in Section 6.

           (b) Upon the termination of the retention of the Consultant hereunder due to a Termination Without Cause, neither the Consultant, the Designated Person nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 10(a), (ii) the prorated portion of any bonus earned by the Consultant in such year under any Company incentive compensation or bonus plan in which the Consultant participates, and (iii) the Base Fee through the date which is twelve
      (12) months from the Termination Date, payable in such installments over the applicable period as the Base Fee is generally paid to the Consultant.

        SECTION 11. INSURANCE.

        The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and disability insurance policies covering the Designated Person. The Designated Person will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

        SECTION 12. DISCLOSURE OF INFORMATION.

        The Consultant shall not, at any time during the Term or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information (including, without limitation, non-public information obtained prior to the date hereof) concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever (except as incident to its performance of this Agreement), nor shall the Consultant make use of any of such non-public information for its own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof. Upon the termination of the Term, the Consultant shall return to the Company all property of the Company or any subsidiary or affiliate thereof then in its possession and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof.

        SECTION 13. RIGHT TO INVENTIONS.

        The Consultant shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the Business (as defined in the Purchase Agreement) conducted by the Company, which it may develop or which may be acquired by the Consultant during the Term (whether or not during usual working hours), together with all trademarks, patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information. In connection therewith:

                 (i) the Consultant shall, without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such marks, designs, logos, inventions, improvements, technical information, suggestions, trademarks, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world;

                 (ii) the Consultant shall render to the Company at its expense (including a reasonable payment for the time involved in case the Consultant is no longer being retained by the Company based on the appropriate pro rata portion of the Base Fee) all such assistance as it may require in the prosecution of applications for said trademarks, patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said trademarks, applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such trademarks, patents, inventions, improvements or technical information; and

                 (iii) for the avoidance of doubt, the foregoing provisions shall be deemed to include an assignment of future copyright in accordance with Section 37 of the Copyright Act of 1986 and any amendment or re-enactment thereof or any similar Canadian law.

        SECTION 14. RESTRICTIVE COVENANT.

           (a) The Consultant acknowledges and recognizes that the Business (as defined in the Purchase Agreement) has been conducted, and substantial sales of its products have been made, throughout the United States and Europe, and further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and in consideration of and as an inducement to the Company to consummate the transactions contemplated by the Purchase Agreement, the Consultant shall not, during the Non-Competition Period
      (as defined below) (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate, director, officer, employee, independent contractor or other participant, in any Competitive Business, or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit,
      (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier or employee of the Company, (iii) induce any employee of the Company or the Business to terminate his or her employment with the Company or the Business or to engage in any Competitive Business in any manner described in the foregoing clause (i) (including as an officer or director of any Competitive Business), or (iv) assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (including as an officer or director of any Competitive Business).

           (b) As used herein, the term "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the fifth anniversary of the Termination Date; and the term "Competitive Business" shall mean any business in any State of the United States or anywhere in the world outside the United States engaged in the Business.

           (c) The Consultant understands that the foregoing restrictions may limit its ability to earn a livelihood in a business similar to the business of the Company or any subsidiary or affiliate thereof, but it nevertheless believes that it has received and will receive sufficient consideration and other benefits to justify clearly such restrictions.

        SECTION 15. ENFORCEMENT: SEVERABILITY; ETC.

        It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

        SECTION 16. REMEDY.

        The Consultant acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Consultant of the provisions of this Agreement, the Company shall be entitled to an injunction restraining it and the Designated Person from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

        SECTION 17. NOTICES.

        All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

        if to the Company, to the address set forth in the Purchase Agreement:

        with copies to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, NY 10112
                  Attention: John J. Suydam, Esq.
                  Telecopier: (212) 408-2420;

        if to the Consultant, to:

                  Les Placements Jean Maynard Inc.
                  100 de Gaspe Street
                  Suite 1101
                  Nuns Island, Quebec  Canada
                  H3E 1E5
                  Telephone: (514) 766-7011
                  Telecopier: (514) 766-5227

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (iii) in the case of telecopy transmission, when received, and
(iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

        SECTION 18. BINDING-AGREEMENT; BENEFIT.

        The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

        SECTION 19. GOVERNING LAW.

        This Agreement will be governed by, and construed and enforced in accordance with, the laws of the Province of Quebec and the laws of Canada applicable therein (without giving effect to principles of conflicts of laws).

        SECTION 20. WAIVER OF BREACH.

        The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

        SECTION 21. ENTIRE AGREEMENT; AMENDMENTS.

        This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. The parties hereto hereby agree to terminate and cancel the Consulting Agreement between the Consultant and Bell Sports Canada Inc. (as assigned to the Company by the Purchase Agreement) dated May 12, 1995.

        SECTION 22. HEADINGS.

        The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 23. ASSIGNMENT.

        This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates.

        SECTION 24. COUNTERPARTS.

        This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        SECTION 25. GENDER.

        Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

        SECTION 26. GENERAL.

           (a) The parties acknowledge and covenant to have been represented by legal counsel in the discussion, negotiation and execution of this Agreement. The parties further acknowledge and covenant that the provisions of this Agreement have been freely and fully discussed and negotiated and that the execution of this Agreement constitutes and is deemed to constitute full and final proof of the foregoing. The parties acknowledge and covenant to have read, examined, understood and approved all the provisions of this Agreement, including, without restriction, any schedules attached hereto and forming part hereof.

           (b) The Consultant acknowledges having obtained all information useful or necessary to take an enlightened decision to execute this Agreement.

        SECTION 27. CURRENCY.

        All references herein to dollars or $ mean the lawful currency of Canada.

        SECTION 28. COMPLIANCE.

        The Consultant, to the extent permissible under applicable law, hereby covenants to cause the Designated Person to comply with all of the provisions of this Agreement.

        SECTION 29. LANGUAGE.

        The parties acknowledge that they have requested that this Agreement be drawn up in the English language only. Les parties reconnaissent avoir exige que cette convention soit redigee en anglais seulement.

        IN WITNESS WHEREOF, the parties-hereto have executed and delivered this Agreement as of the date first written above.

                                    ADVANCED ACCESSORY SYSTEMS
                                    CANADA INC./LES SYSTEMS
                                    D'ACCESSOIRE ADVANCED CANADA INC.



                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:



                                    LES PLACEMENTS JEAN MAYNARD INC.



                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title: